BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: March 29, 2021 08:50 AM Pacific Time

Incorporation Number: **BC1296808**

Recognition Date and Time: March 29, 2021 08:50 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

BYND CANNASOFT ENTERPRISES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
PO BOX 49130
2900 - 595 BURRARD STREET
VANCOUVER BC V7X 1J5
CANADA

Delivery Address:
PO BOX 49130
2900 - 595 BURRARD STREET
VANCOUVER BC V7X 1J5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
PO BOX 49130
2900 - 595 BURRARD STREET
VANCOUVER BC V7X 1J5
CANADA

Delivery Address:
PO BOX 49130
2900 - 595 BURRARD STREET
VANCOUVER BC V7X 1J5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
BRADLEY, JERROLD

Mailing Address:
104 - 1857 WEST 4TH AVENUE
VANCOUVER BC V6J 1M4
CANADA

Delivery Address:
104 - 1857 WEST 4TH AVENUE
VANCOUVER BC V6J 1M4
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value Without Special Rights or Restrictions attached